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                                                                  Exhibit (j)(4)


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" and "Independent Accountants" in the Statement of Additional Information, both included in the Post-Effective Amendment No. 33 to the Registration Statement on Form N-1A (No. 33-21660) of AmSouth Funds and to the use of our report dated September 25, 2000, incorporated by reference therein.


/s/ Ernst & Young LLP
Ernst & Young LLP

Columbus, Ohio
September 29, 2000